CSMC06-2G6AR3 -- 6A7

CREDIT SUISSE FIRST BOSTON
Balance	$2,565,500.00	Delay	24	WAC	6.08000	WAM	357
Coupon	5.75000	Dated	02/01/2006	NET	5.75000	WALA	3
Settle	02/28/2006	First Payment	03/25/2006	Contrib Wac	6.08000

Price	1	2	3	4	5	6	7	8	9
	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield
96-00.00	6.097	6.108	6.130	6.167	6.196	6.241	6.726	7.125	7.365
96-16.00	6.058	6.068	6.086	6.118	6.143	6.182	6.599	6.942	7.149
97-00.00	6.019	6.027	6.043	6.070	6.091	6.123	6.473	6.761	6.934
97-16.00	5.981	5.988	6.000	6.022	6.039	6.065	6.348	6.581	6.721
98-00.00	5.943	5.948	5.958	5.974	5.987	6.007	6.224	6.402	6.509
98-16.00	5.905	5.909	5.915	5.927	5.936	5.950	6.100	6.224	6.298
99-00.00	5.868	5.870	5.873	5.880	5.885	5.893	5.978	6.047	6.089
99-16.00	5.830	5.831	5.832	5.833	5.834	5.836	5.855	5.871	5.881
100-00.00	5.793	5.792	5.790	5.787	5.784	5.780	5.734	5.697	5.674
Spread @ Center Price	138	138	139	140	141	143	165	176	185
WAL	27.74	25.34	21.89	17.90	15.73	13.28	4.84	3.22	2.68
Mod Durn	13.39	12.86	11.97	10.69	9.87	8.82	4.10	2.85	2.40
Principal Window	Jan32-Nov35	Mar28-Nov35	Nov23-Nov35	Aug19-Nov35	Jul17-Nov35	Mar15-Nov35	Oct10-Mar11	Mar09-Jun09	Sep08-Nov08
Prepay	100 PSA	150 PSA	200 PSA	250 PSA	275 PSA	300 PSA	500 PSA	800 PSA	1000 PSA
Treasury Mat 6MO 2YR 3YR 5YR 10YR 30YR
Yld 4.692 4.673 4.647 4.575 4.585 4.561

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this information relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov/. The issuer's current effective registration statement may be found at http://www.sec.gov/Archives/edgar/data/1011663/000119312505178099/0001193125-05-178099-index.htm. Additional material information to your decision may also be found at http://www.sec.gov/Archives/edgar/data/1011663/000091412105002094/0000914121-05-002094-index.htm.